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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-51866 of Colorado Business Bankshares, Inc. on Form S-4 of our report dated February 11, 2000, on our audits of the financial statements of First Capital Bank of Arizona as of December 31, 1999 and 1998, and for each of the years in the three-year period ending December 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus/Joint Proxy Statement which is part of the Registration Statement.

                                            /s/ S.R. SNODGRASS, A.C.

Wexford, Pennsylvania
January 23, 2001